Exhibit 10.1
Note

SECURED PROMISSORY NOTE

$1,000,000
September 30, 2005
San Francisco, California

For Value Received, Winwin Gaming, Inc., a Delaware corporation (“Borrower”), hereby unconditionally promises to pay to the order of Solidus Networks, Inc., a Delaware corporation (“Lender”), in lawful money of the United States of America and in immediately available funds, the principal sum of One Million Dollars ($1,000,000) (the “Loan”) together with accrued and unpaid interest thereon, each due and payable on the dates and in the manner set forth below.

This Promissory Note is the Note referred to in and is executed and delivered in connection with that certain Security Agreement dated as of even date herewith and executed by Borrower in favor of Lender (as the same may from time to time be amended, modified or supplemented or restated, the “Security Agreement”). Additional rights of Lender are set forth in the Security Agreement. All capitalized terms used herein and not otherwise defined herein shall have the respective meanings given to them in the Security Agreement.

This Promissory Note is also the Note referred to in and is executed and delivered in connection with that certain Joint Venture Agreement dated as of even date herewith by and between Borrower and Lender (as the same may from time to time be amended, modified or supplemented or restated, the “Joint Venture Agreement”).

1.  Principal Repayment. The outstanding principal amount of the Loan shall be due and payable in full on October 14, 2005 (the “Maturity Date”).

2.  Interest Rate. Borrower further promises to pay interest on the outstanding principal amount hereof from the date hereof until payment in full, which interest shall be payable at the rate of fifteen percent (15%) per annum or the maximum rate permissible by law (which under the laws of the State of California shall be deemed to be the laws relating to permissible rates of interest on commercial loans), whichever is less. Interest shall be due and payable on the Maturity Date and shall be calculated on the basis of a 360-day year for the actual number of days elapsed.

Upon the occurrence and during the continuance of an Event of Default pursuant to Section 6 below, all amounts owing thereunder shall bear interest at seventeen percent (17%) per annum or the maximum rate permissible by law (which under the laws of the State of California shall be deemed to be the laws relating to permissible rates of interest on commercial loans), whichever is less.

3.  Place of Payment. All amounts payable hereunder shall be payable at the office of Lender, 101 Second Street, Suite 1500, San Francisco, CA 94105, unless another place of payment shall be specified in writing by Lender.

4.  Application of Payments. Payment on this Note shall be applied first to accrued interest, and thereafter to the outstanding principal balance hereof.

5.  Secured Note. The full amount of this Note is secured by the Collateral identified and described as security therefor in the Security Agreement executed by and delivered by Borrower to Lender. Borrower shall not, directly or indirectly, create, permit or suffer to exist, and shall defend the Collateral against and take such other action as is necessary to remove, any Lien on or in the Collateral, or in any portion thereof, except as permitted pursuant to the Security Agreement.

6.  Default. Each of the following events shall be an “Event of Default” hereunder:

(a)  Borrower fails to pay timely any of the principal amount due under this Note on the date the same becomes due and payable or any accrued interest or other amounts due under this Note on the date the same becomes due and payable;

(b)  Borrower files any petition or action for relief under any bankruptcy, reorganization, insolvency or moratorium law or any other law for the relief of, or relating to, debtors, now or hereafter in effect, or makes any assignment for the benefit of creditors or takes any corporate action in furtherance of any of the foregoing;

(c)  An involuntary petition is filed against Borrower (unless such petition is dismissed or discharged within forty-five (45) days) under any bankruptcy statute now or hereafter in effect, or a custodian, receiver, trustee, assignee for the benefit of creditors (or other similar official) is appointed to take possession, custody or control of any property of Borrower;

(d)  Failure on the part of Borrower duly to observe or perform any covenants or agreements contained in the Security Agreement or the Joint Venture Agreement; or

(e)  Any representation, warranty, certification or statement made by Borrower in the Security Agreement or the Joint Venture Agreement proving to have been incorrect in any material respect when made.

Upon the occurrence of an Event of Default hereunder, all unpaid principal, accrued interest and other amounts owing hereunder shall, at the option of Lender, and, in the case of an Event of Default pursuant to (b) or (c) above, automatically, be immediately due, payable and collectible by Lender pursuant to applicable law.

7.  Waiver. Borrower waives presentment and demand for payment, notice of dishonor, protest and notice of protest of this Note, and shall pay all costs of collection when incurred, including, without limitation, reasonable attorneys’ fees, costs and other expenses.

The right to plead any and all statutes of limitations as a defense to any demands hereunder is hereby waived to the full extent permitted by law.

8.  Governing Law. This Note shall be governed by, and construed and enforced in accordance with, the laws of the State of California, excluding conflict of laws principles that would cause the application of laws of any other jurisdiction.

9.  Successors and Assigns. The provisions of this Note shall inure to the benefit of and be binding on any successor to Borrower and shall extend to any holder hereof.

Borrower	Winwin Gaming, Inc. By: /s/ Patrick Rogers Printed Name:Patrick Rogers Title: CEO/ President

ALLONGE

($1,000,000 NOTE)

This Allonge is hereby attached to and made a part of the Secured Promissory Note dated September 30, 2005 (the “Note”), executed by winwin gaming, inc., a Delaware corporation (“Borrower”) in the original principal amount of $1,000,000 in favor of solidus networks, inc., a Delaware corporation (“Lender”). All capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Note.

1. Section 1 of the Note is hereby amended by deleting “October 14, 2005” in the second line thereof and substituting therefor “October 24, 2005.”

2. Borrower hereby ratifies and reaffirms the validity and enforceability of all of the liens and security interest heretofore granted pursuant to the Security Agreement, as collateral security for the Second Obligations (as defined in the Security Agreement), and acknowledges that all of such liens and security interests, and all Collateral heretofore pledged as security for the Secured Obligations, continues to be and remains Collateral for the Secured Obligations from and after the date hereof.

IN WITNESS WHEREOF, the parties hereto have caused this Allonge to be executed and delivered by their duly authorized officers on October 14, 2005.

Solidus Networks, Inc.

By: /s/ Steve Zelinger
Name: Steve Zelinger
Title: General Counsel

Winwin Gaming, Inc.

By: /s/ Patrick Rogers
Name: Patrick Rogers
Title: President/CEO

ALLONGE #2

($1,000,000 NOTE)

This Allonge #2 is hereby attached to and made a part of the Secured Promissory Note dated September 30, 2005, as amended by that certain Allonge dated October 14, 2005 (the “Note”), executed by Winwin Gaming, Inc., a Delaware corporation (“Borrower”) in the original principal amount of $1,000,000 in favor of Solidus Networks, Inc., a Delaware corporation (“Lender”). All capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Note.

1. Section 1 of the Note is hereby amended by deleting “October 14, 2005” in the second line thereof and substituting therefor “November 3, 2005.”

2. Borrower hereby ratifies and reaffirms the validity and enforceability of all of the liens and security interest heretofore granted pursuant to the Security Agreement, as collateral security for the Second Obligations (as defined in the Security Agreement), and acknowledges that all of such liens and security interests, and all Collateral heretofore pledged as security for the Secured Obligations, continues to be and remains Collateral for the Secured Obligations from and after the date hereof.

IN WITNESS WHEREOF, the parties hereto have caused this Allonge #2 to be executed and delivered by their duly authorized officers on October 21, 2005.

Solidus Networks, Inc.

By: /s/ Steve Zelinger
Name: Steve Zelinger
Title: EVP & General Counsel

Winwin Gaming, Inc.

By: /s/ Patrick Rogers
Name: Patrick Rogers
Title: CEO, Chairman and President